UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2007

SUN AMERICAN BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-22911	65-032364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9293 Glades Road, Boca Raton, FL 33434
(Address of principal executive offices) (Zip Code)

(561) 544-1908
(Registrant’s telephone number, including area code)

1200 North Federal Highway, Suite 111-A, Boca Raton, FL 33432
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 18, 2007, the Company amended its Amended and Restated Certificate of Incorporation to effectuate a 1 for 2.5 reverse stock split of the Company’s issued and outstanding Common Stock. The stock split is effective with respect to stockholders of record at the opening of business on May 21, 2007.

The May 18 amendment also (a) reduced the number of shares of capital stock that the Company is authorized to issue from 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock to 25,000,000 shares, consisting of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock and (b) changed the par value of the Common Stock from $.01 per share to $.025 per share as a result of the reverse stock split.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On May 22, 2007, the Company distributed a press release announcing the reverse stock split of the Company’s Common Stock.

The Company’s Common Stock will commence trading on a post-reverse-split basis on the Nasdaq Global Market on May 23, 2007. The Common Stock will trade under the symbol “SAMBD” for 20 trading days beginning on May 23 to designate that it is trading on a post-reverse split basis. The Common Stock will resume trading under the symbol “SAMB” on June 21, 2007.

The text of the press release announcing the stock split is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sun American Bancorp filed with the State of Delaware on May 18, 2007
99.1	Press Release of Sun American Bancorp dated May 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2007

SUN AMERICAN BANCORP

By:            /s/ Robert Nichols
   Name:       Robert Nichols
Title:          Chief Financial Officer

Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sun American Bancorp filed with the State of Delaware on May 18, 2007
99.1	Press Release of Sun American Bancorp dated May 22, 2007